DICTAPHONE CORPORATION

                                FIRST AMENDMENT
                              TO CREDIT AGREEMENT


             This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of June 28, 1996 and entered into by and among DICTAPHONE CORPORATION (formerly Dictaphone Acquisition Inc.), a Delaware corporation ("Company"), and the financial institutions listed on the signature pages hereof ("Lenders"), and is made with reference to that certain Credit Agreement dated as of August 7, 1995 (the "Credit Agreement"), by and among Company, Lenders, NationsBank, N.A. (Carolinas), as documentation agent for Lenders, and Bankers Trust Company, as administrative agent for Lenders. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                               RECITALS

             WHEREAS, Company and Lenders desire to amend the Credit Agreement to modify the provisions of subsections 7.3(x), 7.6A, 7.6B and 7.6D:

             NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

             Section 1.  AMENDMENTS TO THE CREDIT AGREEMENT

             1.1 Amendment to Subsection 7.3(x): Limitation on Investments and Joint Ventures

             Subsection 7.3(x) of the Credit Agreement is hereby amended by deleting the reference to "$1,000,000" contained therein and substituting therefor "(x) prior to July 1, 1997, $5,000,000, (y) from July 1, 1997 to and including June 30, 1998, $10,000,000, and (z) thereafter, $15,000,000".

             1.2     Amendments to Subsection 7.6:  Financial
   Covenants

             A. Maximum Leverage Ratio. Subsection 7.6A of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and substituting therefor the following:


            Period                           Maximum Leverage Ratio
            ------                           ----------------------

    Closing Date - June 30, 1996                  5.95:1.00
    July 1, 1996 - September 30, 1996             6.20:1.00
    October 1, 1996 - December 31, 1996           6.80:1.00
    January 1, 1997 - March 31, 1997              6.60:1.00
    April 1, 1997 - June 30, 1997                 6.40:1.00
    July 1, 1997 - September 30, 1997             6.25:1.00
    October 1, 1997 - December 31, 1997           6.10:1.00
    January 1, 1998 - March 31, 1998              5.85:1.00
    April 1, 1998 - June 30, 1998                 5.60:1.00
    July 1, 1998 - September 30, 1998             5.30:1.00
    October 1, 1998 - December 31, 1998           5.00:1.00
    January 1, 1999 - March 31, 1999              4.90:1.00
    April 1, 1999 - June 30, 1999                 4.75:1.00
    July 1, 1999 - September 30, 1999             4.60:1.00
    October 1, 1999 - December 31, 1999           4.35:1.00
    January 1, 2000 - March 31, 2000              4.25:1.00
    April 1, 2000 - June 30, 2000                 4.10:1.00
    July 1, 2000 - September 30, 2000             3.90:1.00
    October 1, 2000 - December 31, 2000           3.70:1.00
    January 1, 2001 - March 31, 2001              3.50:1.00
    Thereafter                                    3.25:1.00


        B. Minimum Consolidated EBITDA. Subsection 7.6B of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and substituting therefor the following:

                                            Minimum Consolidated
              Date                                 EBITDA
    --------------------------------        --------------------
         June 30, 1996                             43,000,000
         September 30, 1996                        52,000,000
         December 31, 1996                         53,000,000
         March 31, 1997                            54,000,000
         June 30, 1997                             55,000,000
         September 30, 1997                        56,000,000
         December 31, 1997                         57,000,000
         March 31, 1998                            59,000,000
         June 30, 1998                             61,000,000
         September 30, 1998                        63,000,000
         December 31, 1998                         66,000,000
         March 31, 1999                            67,000,000
         June 30, 1999                             68,000,000
         September 30, 1999                        69,000,000
         December 31, 1999                         70,000,000
         March 31, 2000                            73,000,000
         June 30, 2000                             75,500,000
         September 30, 2000                        78,500,000
         December 31, 2000                         82,500,000
         March 31, 2001                            83,300,000
         June 30, 2001                             84,000,000
         September 30, 2001                        84,700,000
         December 31, 2001                         85,500,000
         March 31, 2002                            86,100,000
         June 30, 2002                             86,800,000



        C. Minimum Interest Coverage Ratio. Subsection 7.6D of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and substituting therefor the following:


                                                Minimum Interest
            Period                               Coverage Ratio
   -----------------------------------         -----------------
    April 1, 1996 - September 30, 1996             1.05:1.00
    October 1, 1996 - December 31, 1996            1.00:1.00
    January 1, 1997 - June 30, 1997                1.05:1.00
    July 1, 1997 - September 30, 1997              1.10:1.00
    October 1, 1997 - March 31, 1998               1.15:1.00
    April 1, 1998 - June 30, 1998                  1.20:1.00
    July 1, 1998 - September 30, 1998              1.30:1.00
    October 1, 1998 - December 31, 1998            1.40:1.00
    January 1, 1999 - March 31, 1999               1.45:1.00
    April 1, 1999 - September 30, 1999             1.50:1.00
    October 1, 1999 - December 31, 1999            1.55:1.00
    January 1, 2000 - March 31, 2000               1.60:1.00
    April 1, 2000 - June 30, 2000                  1.75:1.00
    July 1, 2000 - September 30, 2000              1.85:1.00
    October 1, 2000 - September 30, 2001           2.00:1.00
    Thereafter                                     2.50:1.00


             Section 2.     CONDITIONS TO EFFECTIVENESS

             Section 1 of this Amendment shall become effective only upon the payment by Company to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, of an amendment fee in the aggregate amount of 0.20% multiplied by the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders plus (ii) the aggregate Tranche B Term Loan Exposure of all Lenders plus (iii) the aggregate Revolving Loan Exposure of all Lenders (the date of satisfaction of such condition being referred to herein as the "First Amendment Effective Date").



             Section 3.     COMPANY'S REPRESENTATIONS AND WARRANTIES

             In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

             A. Corporate Power and Authority. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

             B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended
   Agreement have been duly authorized by all necessary corporate action on the part of Company.

             C. No Conflict. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries,
   (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

             D. Governmental Consents. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

             E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by Company and are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

             F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

             G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.


             Section 4.  MISCELLANEOUS

             A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

             (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

             (ii)     Except as specifically amended by this
   Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

             (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

             B. Fees and Expenses. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

             C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

             D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION
   SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
   YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

             E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
   This Amendment (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 2 hereof) shall become effective upon the execution of a counterpart hereof by Company and Requisite Lenders and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.




                    [Remainder of page intentionally left blank]







             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                 COMPANY:

                                 DICTAPHONE CORPORATION



                                 By:_______________________________
                                 Title:


                                 LENDERS:

                                 BANKERS TRUST COMPANY,



                                 By:________________________________
                                 Title:


                                 NATIONSBANK, N.A. (CAROLINAS),



                                 By:________________________________
                                 Title:


                                 BANQUE PARIBAS



                                 By:_________________________________
                                 Title:


                                 THE CHASE MANHATTAN BANK, N.A.



                                  By:________________________________
                                  Title:


                                  THE FIRST NATIONAL BANK OF CHICAGO



                                  By:________________________________
                                  Title:



                                  THE NIPPON CREDIT BANK, LTD.



                                  By:________________________________
                                  Title:


                                  THE BANK OF NOVA SCOTIA



                                  By:________________________________
                                  Title:


                                  THE FUJI BANK, LTD.
                                  NEW YORK BRANCH



                                  By:_______________________________
                                  Title:


                                  UNITED STATES NATIONAL BANK OF
                                    OREGON



                                   By:_______________________________
                                   Title:


                                   THE FIRST NATIONAL BANK OF BOSTON



                                   By:_______________________________
                                   Title:


                                   BANK OF IRELAND GRAND CAYMAN



                                   By:_______________________________
                                   Title:


                                   THE BANK OF TOKYO-MITSUBISHI,
                                    LIMITED
                                   Successor by merger to The
                                      Mitsubishi Bank, Limited


                                   By:_______________________________
                                   Title:


                                   PPM AMERICA, INC., as attorney-in
                                    -fact, for Jackson National Life
                                     Insurance Company



                                    By:______________________________
                                    Title:


                                    PILGRIM PRIME RATE TRUST



                                    By:______________________________
                                    Title:


                                    MERRILL LYNCH SENIOR
                                    FLOATING RATE FUND, INC.



                                    By:______________________________
                                    Title:


                                    ORIX USA CORPORATION



                                    By:______________________________
                                    Title:


                                    FIRST SOURCE FINANCIAL



                                    By:______________________________
                                    Title:


                                    INDOSUEZ CAPITAL FUNDING II,
                                      LIMITED

                                     BY:  Indosuez Capital, as
                                           Portfolio Advisor



                                     By:_____________________________
                                     Title:


                                     DAI-ICHI KANGYO BANK



                                     By:_____________________________
                                     Title:


                                     SENIOR DEBT PORTFOLIO

                                     BY:  Boston Management and
                                           Research, as Investment
                                            Advisor



                                     By:_____________________________
                                     Title:


                                     THE LONG-TERM CREDIT BANK OF
                                      JAPAN, LIMITED, NEW YORK AGENCY



                                      By:____________________________
                                      Title: